SEPARATION
                                       AND
                                RELEASE AGREEMENT

     THIS SEPARATION AND RELEASE AGREEMENT ("Agreement") is entered into as of this 17th day of September, 2004, by and between Garry L. Randolph ("Employee"), an individual residing in the State of Missouri, and Ameren Services Company ("Ameren"), a Missouri corporation, on behalf of itself and its subsidiaries and affiliates.

                                    RECITALS
                                    --------

     A. Employee has been an employee and officer of Ameren and an officer of certain of Ameren's affiliated companies and entities.

     B. Employee's employment with Ameren, and all of its subsidiaries and affiliated companies and entities, will cease as of December 31, 2004, at which time Employee shall retire.

     C. Employee and Ameren desire to end their relationship in a mutually agreeable and satisfactory manner.

     D. Employee and Ameren desire to agree upon provisions for the termination of the employment arrangement, and provide for the termination of all duties, responsibilities, and compensation requirements of both parties.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Cessation of Duties as an Employee; Consulting Services.

          (a) Employee will cease being employed by Ameren, and shall retire, effective at the close of business on December 31, 2004 (the "Termination Date"), thereby terminating as of that date all further obligations of Ameren to him, of whatever kind and nature, including all forms of compensation and benefits that otherwise might have been due to the Employee because of holding any employment or other position with Ameren or its affiliated companies and entities, except such compensation and benefits as are expressly provided for in this Agreement. As of the Termination Date, Employee resigns from his positions as an officer of Ameren and all affiliated companies and entities. Through the Termination Date Employee shall perform such duties as shall be assigned to him by Ameren, and Paragraphs 2 and 3 of this Agreement shall be effective only in the event Employee performs such duties to the satisfaction of Ameren.

          (b) For the twelve-month period beginning January 1, 2005 and ending December 31, 2005, Employee shall render consulting services to Ameren, in accordance with the terms of the Consulting Agreement attached hereto as Exhibit B.

     2. Restricted Stock. Employee has been awarded Restricted Shares under the Ameren Corporation Long-Term Incentive Plan of 1998 (the "Incentive Plan"), as defined and set forth in those Restricted Stock Awards under the Incentive Plan and Notices of Restricted

Stock Award previously granted to Employee (the "Awards"), and dividends on Restricted Shares have been reinvested in additional Restricted Shares. The Restrictions, as defined in the Awards, shall lapse on the Employee's Restricted Shares in accordance with and to the extent provided in the applicable provisions of the Awards as if the Employee's employment with Ameren had not terminated. Except as otherwise provided in this Paragraph 2, the provisions, terms and conditions of the Incentive Plan and the Awards shall continue in effect with respect to the Employee and his Restricted Shares.

     3. Stock Options. In accordance with their terms, the Employee's outstanding options to purchase shares of common stock of Ameren Corporation which were granted under the Incentive Plan or a substantially similar plan previously adopted by Union Electric Company, whether otherwise vested or unvested on the Termination Date, may be exercised within thirty-six (36) months after the Termination Date; provided, however, that no such option may be exercised after the expiration date set forth in the applicable stock option agreement therefor. At the end of such thirty-six (36) month period (or, if earlier, the expiration for any such option), any unexercised options shall terminate and cease to be exercisable.

     4.   Retiree  Medical  Coverage.  From  and  after  the  Termination  Date,
Employee and his eligible dependents shall be entitled to retiree medical coverage under the Ameren Group Medical Plan (the "Medical Plan"), in accordance with the provisions, terms and conditions thereof, subject to the right of Ameren Corporation to amend or terminate the Medical Plan at any time.

     5.   Salary, Vacation Pay and Annual Bonus.

          (a) On the Termination Date, Employee shall be paid any accrued but unpaid salary and vacation pay, subject to applicable federal, state and local withholding taxes.

          (b) Employee shall receive an annual bonus under the 2004 Executive Incentive Plan, determined and payable as provided in Exhibit A hereto, subject to applicable federal, state and local withholding taxes.

     6. Benefit Plans. Employee acknowledges that except as provided in Paragraphs 2, 3, 4 and 5 of this Agreement and Exhibit A hereto, Employee is not entitled to any payments or benefits under any employee benefit plan (as defined in this Paragraph 6) of Ameren or its affiliates, including, without limitation, the Ameren Corporation Change in Control Plan and the Ameren Severance Plan (collectively, the "Plans").

     With respect to Plan amounts set forth on Exhibit A, unless otherwise explicitly stated, such amounts have been determined consistent with the respective Plan provisions and consistent with Ameren's normal practice in determining such benefit amounts. If Ameren becomes aware of any discrepancy in any amount set forth in Exhibit A, it will immediately notify Employee in writing of such discrepancy and make an appropriate adjustment, whether positive or negative, to the respective Plan account balance.

     "Employee benefit plan" means each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of Title I of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Ameren or by any of its affiliates, or to which Ameren or any of its affiliates is party, whether written or oral, for the benefit of the Employee.

     7. General and Full Release. Effective upon the date of execution of this Agreement, subject to the revocation period provided for below in this Paragraph 7, (a) the Employee expressly waives any claim, demand or right to reinstatement or rehiring to any position or relationship with Ameren, or any other subsidiary or affiliate of Ameren, now and in the future, and (b) on behalf of himself, his heirs and assigns and for the consideration provided for in this Agreement, the Employee hereby releases, settles, and forever discharges Ameren, its officers, directors, shareholders, employees, agents, representatives and successors, and each of its subsidiaries and affiliates and the officers and directors, shareholders, agents and representatives of each, and any related entity, including the Plans and each administrator, trustee and fiduciary under the Plans (collectively referred to as the "Releasees") from any and all claims, complaints, actions, rights, demands, damages, or any liability of whatever kind or nature (including attorneys' fees and costs actually incurred), whether known or unknown, including, but without limiting the generality of the foregoing, (i) except as provided in Paragraph 6 and in Exhibit A, any claim arising under the Plans, (ii) any claim pursuant to or under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act (ERISA), 42 U.S.C. ss.ss.1981, et seq., the Missouri Human Rights Act (R.S.Mo., Chapter 213, et. seq.), the Missouri Service Letter Statute (R.S.Mo. ss.290.140), or pursuant to any employment discrimination laws of any federal, state, or local government,
(iii) any claim based upon contract, direct or implied, or upon a tort claim of any kind, relating to or arising from employment with Ameren, or any of its subsidiaries or affiliated entities, or (iv) any claim relating to the resignation or termination of the Employee from employment by and from any position with Ameren or any subsidiary or affiliated entity of Ameren. The Employee further understands that the payments and benefits provided to the Employee in this Agreement constitute full consideration for the complete release and discharge by the Employee of all claims and actions against any of the Releasees that can be lawfully released and waived, of whatever kind or nature, whether arising or pursuant to a federal, state or local law, statute, ordinance or regulation, or otherwise arising by contract, by law, or in any manner.

     Employee expressly agrees, acknowledges and understands that: (A) the consideration set forth in Paragraphs 2 and 3 and, in part, 5(b) of this Agreement is consideration that he is not otherwise entitled to and is given in exchange for the release contained in this Paragraph 7 and for the other promises contained in this Agreement; (B) he is waiving any and all rights or claims arising under the Age Discrimination in Employment Act; (C) he has been, and is hereby, advised by Ameren to consult with an attorney prior to executing the Agreement; (D) he has been given a period of at least twenty-one (21) days within which to consider the Agreement; (E) the Agreement does not become effective or enforceable until seven (7) days after he executes it or, if later, seven (7) days after the end of the twenty-one (21) day period described in clause (D); (F) he may revoke the Agreement at any time prior to the end of the applicable seven (7) day period described in clause (E); and (G) he shall not be entitled to any payments or benefits under this Agreement if he revokes it in accordance with clause (F).

     Notwithstanding the release given by Employee in this paragraph 7, nothing in this Agreement shall be deemed to limit:

          (a) Any right of indemnification to which Employee might otherwise be entitled pursuant to the Articles of Incorporation of Ameren; and

          (b) Any fiduciary insurance, director and officer liability insurance coverage, and any other liability insurance coverage provided by Ameren.

     Ameren, for itself and all of its subsidiaries and affiliated entities (collectively referred to as "Releasors"), does hereby remise, release and forever discharge Employee and all of his personal representatives, heirs, devisees, agents and assigns (collectively referred to as "Employee Releasees") of and from any and all claims, complaints, actions, rights, demands, damages, claims for indemnity or contribution, or any liability of whatever kind or nature (including attorneys' fees and costs actually incurred), whether known or unknown, including, but without limiting the generality of the foregoing, anything relating to or arising from Employee's employment by Ameren and/or its subsidiaries or affiliates for the benefit of one or more of them, or Employee's actions as an employee, officer, director or shareholder of Ameren, its subsidiaries or affiliates, arising prior to the Effective Date.

     In agreeing to the respective release of claims set forth in this paragraph, Employee does not waive any rights or claims that may arise after the date this Agreement is executed and Ameren does not waive any rights or claims that may arise on or after the date this Agreement is executed.

     8. Confidentiality. Employee agrees not to disclose or use for his account or for the benefit of any third party, now or in the future, any trade secrets, marketing, financial, management, personnel, hiring, salary, know-how, ideas, or any other information concerning Ameren or any of its subsidiaries or related entities (collectively, the "Confidential Information"), whether the Employee has such information in his memory or embodied in writing or other physical form. Further, Employee agrees not to divulge or release this Agreement or its contents, except to his attorney, financial advisor, or immediate family, provided they agree to keep this document and its contents confidential, and not disclose it to anyone except pursuant to a valid court subpoena. Information that is or becomes publicly available through no wrongful act or breach of obligation by Employee shall not be deemed to be Confidential Information. In the event the Employee receives a court subpoena requiring the release of this Agreement or its content or any Confidential Information, the Employee will notify Ameren sufficiently in advance of the date for the disclosure of such information in order to enable Ameren to contest the subpoena and Employee agrees to cooperate with Ameren in any court proceeding involving the release of Confidential Information pursuant to such subpoena.

     9. Non-Disparagement. Employee agrees that he will not make any public statement which would adversely affect the business of Ameren or any other related entity of Ameren, in any manner, at any time, even beyond the date after which Employee will receive no further compensation or benefits of any kind pursuant to the provisions of this Agreement. The Employee agrees that he will not publicly disparage, criticize or speak negatively about Ameren or its subsidiaries and affiliates, or their decisions or actions, about their products, services or operations, about any of their past, present or future directors, officers or employees or any of their actions or decisions, or about its customers. Ameren and any of its subsidiaries and affiliates will not, and shall take all necessary or appropriate action to ensure that the officers and directors of Ameren and any of its subsidiaries and affiliates will not, disparage, criticize or speak negatively about the Employee, his work, or the decisions he made while employed by Ameren or any of its related entities. The parties agree that the Employee shall refer any and all inquiries from prospective employers solely to Donna K. Martin.

     10. Non-Solicitation. Employee will not, directly or indirectly, either for his own account or for the account of any other entity or person, (i) induce or attempt to induce any employee of Ameren or an affiliated entity to leave the employ of such entity, (ii) in any way interfere with the relationship between Ameren and its affiliates and any employee of such entity, (iii) employ or otherwise engage as an employee, independent contractor, or otherwise any employee of Ameren or an affiliated entity, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of Ameren or an affiliated entity to cease doing business with the entity, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Ameren or an affiliated entity.

     11. Remedies. The Employee and Ameren respectively acknowledge that the other party would be greatly injured by, and have no adequate remedy at law for, breach of his or its obligations under Paragraphs 8, 9 and 10 of this Agreement. Accordingly, each of the parties agrees that wherever such breach occurs or is threatened, the other party may, in addition to all other remedies available to it, enjoin the party committing such breach or threatened breach (together with all persons acting with such party from such breach or threatened breach). In each case, the losing party shall pay the court costs, attorney fees and other expenses of the prevailing party in enforcing its rights under this Agreement.

     12. Governing Law and Third Party Benefit. Employee and Ameren agree that this Agreement shall be governed by, and interpreted in accordance with the internal laws, and not the conflicts of laws, of the State of Missouri. The provisions of this Agreement are intended to benefit each of the Releasees and Employee Releasees and as such may be enforced by each Releasee in such party's individual right.

     13. Severability. In the event that a provision of this Agreement, or a portion thereof, is judicially determined to be unenforceable as written, such provision shall be construed so as to give it the maximum effect permitted under applicable law, or, in the event such provision would otherwise render this Agreement void or unenforceable, such provision shall be considered stricken from the Agreement and as if it had never been included herein.

     14. Entire Agreement. This Agreement constitutes the entire agreement between Ameren and Employee with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral. This Agreement may not be altered or amended except by a written document executed by the parties. Employee represents and acknowledges that in executing this Agreement he has not relied upon any representation or statement not set forth herein made by Ameren or any of the Releasees or by any of the Releasees' agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement, Ameren, its business or its stock, or any other matter.

     15. Arbitration. Other than disputes pertaining to the Plans or the provisions of Paragraphs 8, 9, 10 and 11, any other dispute regarding any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement ("Arbitrable Claim") will be exclusively submitted to arbitration before a neutral arbitrator. If Employee and Ameren are unable to agree upon a neutral arbitrator, the parties will obtain a list of five arbitrators from the American Arbitration Association. Employee (first) and then Ameren will alternately strike names from the list until only one name remains; the remaining person shall be the arbitrator. Arbitration of Arbitrable Claims shall be in accordance with the Dispute Resolution Rules of the American Arbitration Association for employment. Arbitration proceedings shall be held in St. Louis, Missouri or at any other location mutually agreed upon by Employee and Ameren. The arbitrator shall determine the prevailing party in the arbitration. The arbitrator shall be permitted to award only those remedies in law or equity which are requested by the parties, appropriate for the claims, and supported by credible, relevant evidence. Employee and Ameren agree that this arbitration shall be the exclusive means of resolving any Arbitrable Claim and that no other action will be brought by Employee in any court or other forum. Notwithstanding, any party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither Employee nor Ameren shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. The Federal Arbitration Act shall govern the interpretation and enforcement of this Paragraph 15.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 17th day of September, 2004.

     PLEASE READ CAREFULLY. THIS SEPARATION AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL CLAIMS. THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

AMEREN:                                            EMPLOYEE:


Ameren Services Company

By:    /s/ Donna K. Martin                         /s/ Garry L. Randolph
   -----------------------------------             --------------------------
   Its Vice President/Human Resources              Garry L. Randolph
       -------------------------------

                                                                      Exhibit A

                                 Benefit Summary
                                Garry L. Randolph


1.   Pension Plan benefits fully vested through date of termination

     Qualified Balance             $766,583.37
     Non-Qualified Balance         $178,083.00
                                   -----------
       Total                       $944,666.37


2.   Deferred Compensation Plan

           Fully Vested Accounts                Termination
           ---------------------                   Balance
                                                   -------
     Total Account Balance                     $724,804.96


3. Savings Investment Plan Account Balance as of 8/25/2004:

      401(k) Total Account         $511,503.29


4.   Medical
     o    Mr. Randolph is eligible to participate in the retiree medical plan.

5.   Life Insurance
     o Mr. Randolph can convert his current life insurance coverage through Paragon by calling Paragon at 800-756-0124.

6.   Executive Incentive Plan
     o Mr. Randolph will not receive a 2004 annual bonus under the 2004 Executive Incentive Plan.

7.   Career Transition Services
     o Mr. Randolph will be provided with Senior Executive level career transition services through Human Resource Management Corporation.

8. NQ Options and Restricted Stock All vested and unvested options exercisable for 36 months (or, if earlier, until expiration date). Restricted stock shares granted under the 2001, 2002, 2003, and 2004 Plan will continue to vest as if employment continued.

     Stock Options:                                            Estimated Value
                                                               ---------------
         Grant Yr         Shares Vested    Option Price      @$46.00          @48.00
         1995             2,100            $35.875           $21,262.5        $25,462.50
         1996             2,500            $43.000           $7,500.00        $12,500.00
         1997             3,400            $38.500           $25,500.00       $32,300.00
         1998             9,700            $39.250           $65,475.00       $84,975.00
         1999             10,700           $36.625           $100,312.50      $121,712.50
         2000*            14,100           $31.000           $211,500.00      $239,700.00

     * 3,525 additional shares scheduled to vest 2/11/2005 (value already reflected in Estimated Value column).


         Restricted Shares:
         -------------------------------------------------------------------------------------------------|
         |Grant         |                         |                           |           Shares          |
         |YR            |    Total Shares         |   Shares Released         |          Remaining        |
         -------------------------------------------------------------------------------------------------|
         |              |      #     |     $*     |      #     |      $*      |     #      |      $*      |
         -------------------------------------------------------------------------------------------------|
         | 2001         |    5,030   |  $231,380  |    2,109   |   $97,014    |   2,921    |   $134,366   |
         -------------------------------------------------------------------------------------------------|
         | 2002         |    4,911   |  $225,906  |    1,597   |   $73,462    |   3,314    |   $152,444   |
         -------------------------------------------------------------------------------------------------|
         | 2003         |    4,948   |  $227,608  |    1,043   |   $47,978    |   3,905    |   $179,630   |
         -------------------------------------------------------------------------------------------------|
         | 2004         |    4,662   |  $214,452  |    n/a     |   n/a        |   4,662    |   $214,452   |
         -------------------------------------------------------------------------------------------------|
         | Totals       |    19,551  |  $899,346  |    4,749   |   $218,454   |   14,802   |   $680,892   |
         -------------------------------------------------------------------------------------------------|

                             * Shares values at        $46.00


--------------------------------------------------------------------------------
|                                                                              |
| This exhibit summarizes the benefits you could receive as a retiree. Please | | note that it only describes the highlights of each plan and estimated | | amounts. For detailed plan information, refer to your Employee Handbook and/ | | or legal plan documents. If there is a discrepancy between the benefit | | provisions described in this guide and the legal plan documents, the |
| documents will govern.                                                       |
|                                                                              |
-------------------------------------------------------------------------------

                                                                      Exhibit B

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into effective as of the 17th day of September, 2004, by and between Ameren Services Company, a Missouri corporation ("Company"), and Garry L. Randolph ("Consultant"), (as an individual or as a business entity as the case may be).

         A. Company is engaged in the business of providing energy services to customers in Missouri and Illinois, with its headquarters and principal place of business located in St. Louis, Missouri.

         B. Company desires to engage Consultant, and Consultant wishes to be engaged by Company, to perform consulting services, upon the terms herein set forth.

         C. Company has expended a great deal of time, money and effort to develop and maintain its proprietary Confidential Information (as defined herein) which, if misused or disclosed, could be very harmful to Company's business.

          D. The success of Company depends to a substantial extent upon the protection of its Confidential Information and customer goodwill.

          E.  Following  Consultant's  engagement  by Company,  Company,  in all
fairness   needs   certain   protections   in  order  to   prevent   misuse   or
misappropriation by Consultant of the Confidential Information.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, it is agreed as follows:

     1.   Engagement.

          (a) Subject to the terms and provisions of this Agreement and for the term hereinafter set forth, Company hereby engages Consultant to perform consulting services at times and locations reasonably agreeable to both parties for Company, its subsidiaries or affiliates on an as-needed basis as requested by Company, but not in excess of 800 hours in 12-month period during the term of this Agreement. Consultant hereby accepts such engagement pursuant to the terms and provisions herein.

          (b) Consultant warrants that his consulting services under Section 1(a) shall be performed in a good, workmanlike manner, in conformity with the highest professional and ethical standards, in an expeditious and economical manner, consistent with the best interests of Company, and in compliance with all statutes, laws, ordinances, codes, rules and regulations applicable thereto. Nothing in this Agreement shall in any manner prevent or restrict Consultant from seeking other consulting or employment opportunities, either during the term of this Agreement or after its expiration or termination.

                                                                       Exhibit B

     2.   Term and Termination.

          (a) The term of this Agreement shall be for a period of twelve months commencing January 1, 2005 and ending December 31, 2005, unless terminated earlier in accordance with the provisions of Section 2(b).

          (b) Company may terminate this Agreement effective immediately upon written notice to Consultant if Consultant:

               (i) fails to perform his duties and obligations hereunder as described in section 1 (a) of this Agreement;

               (ii) breaches any of the terms or conditions hereof; or

               (iii) commits acts constituting willful fraud or dishonesty against Company or willful conduct which significantly impairs the reputation of, or harms, Company, its subsidiaries or affiliates.

     3.   Consulting Fees.

          (a) In consideration for the consulting services described in Section 1 and subject to the due performance thereof, Consultant shall receive during the term of this Agreement the amount of $350,000, to be paid by Company in monthly installments on the first day of each month.

     4. Independent Contractor. Consultant is retained by Company only for the purposes of, and to the extent set forth in, this Agreement, and the relationship of Consultant with Company under this Agreement shall be that of an independent contractor. Subject to the limitations and conditions set forth in
Section 1, Consultant agrees to devote sufficient time, effort, resources, ability, skill and attention as may be necessary for Consultant to perform the services required to be provided to Company under this Agreement, but Consultant shall have the full authority to select the means, manner, and method of performing such services. Consultant shall not be considered by reason of the provisions of this Agreement or otherwise as being an employee of Company. As an independent contractor, Consultant shall not be entitled to any insurance, retirement or other benefits afforded generally by Company to its employees. Consultant shall be responsible for all federal, state and local taxes payable in connection with the services he renders pursuant to this Agreement. Company agrees to reimburse Consultant for reasonable expenses incurred in travel, transportation and living expenses away from his permanent residence. Consultant agrees to provide a listing of expenses with copies of airline tickets, hotel bills, car rental receipts, copies of receipts and/or description of other expenses.

     5.   Confidential Information.

          (a) Both during and after the term of this Agreement, Consultant agrees to keep secret and confidential, and not to use or disclose (directly or indirectly) to any third parties, except as directly required for Consultant to perform Consultant's responsibilities to Company hereunder, any of Company's Confidential Information.

                                                                       Exhibit B

          (b) Consultant acknowledges and confirms that certain data and other information (whether in human or machine readable form) that comes into his possession or knowledge (whether before or after the date of this Agreement) and which was obtained from Company, or obtained by Consultant for or on behalf of Company, and which is identified herein (the "Confidential Information") is the secret, confidential property of Company. This Confidential Information includes, but is not limited to:

               (1) lists or other identification of customers or prospective customers of Company (and key individuals employed or engaged by such parties);

               (2)  lists or other  identification  of  sources  or  prospective
          sources  of  Company's   products  or  components   thereof  (and  key
          individuals employed or engaged by such parties);

               (3) all compilations of information, correspondence, designs, drawings, files, formulae, lists, machines, maps, methods, models, notes or other writings, plans, records, regulatory compliance procedures, reports, schematics, specialized or technical data, source code, object code, documentation, and software used in connection with the development, manufacture, fabrication, assembly, marketing and sale of Company's products and services;

               (4) financial, sales and marketing data relating to Company or to the industry or other areas pertaining to Company's activities and contemplated activities (including, without limitation, manufacturing, transportation, distribution and sales costs and non-public pricing information);

               (5) equipment, materials, procedures, processes, and techniques used in, or related to, the development, manufacture, assembly, fabrication or other production and quality control of Company's products and services;

               (6) Company's relations with its customers, prospective customers, suppliers and prospective suppliers and the nature and type of products or services rendered to such customers (or proposed to be rendered to prospective customers);

               (7) Company's relations with its employees (including, without limitation, salaries, job classifications and skill levels); and

               (8)  any  other   information   designated   by   Company  to  be
          confidential, secret and/or proprietary (including without limitation, information provided by customers or suppliers of Company).

          (c) Notwithstanding the foregoing, the term Confidential Information shall not include any data or other information which has been made publicly available or otherwise placed in the public domain other than by Consultant in violation of this Agreement.

          (d) Consultant hereby acknowledges that all Confidential Information is considered confidential by, and is exclusively proprietary to and a valuable trade secret of,

                                                                       Exhibit B

Company and derives independent economic value, actual or potential, to Company from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Consultant further acknowledges that all Confidential Information disclosed to him is solely for the purpose of enabling him to render to Company the services for which he is being engaged. Consultant will not copy, reproduce or otherwise duplicate, record, abstract, summarize or otherwise use, any papers, records, reports, studies, computer printouts, equipment, tools or other property owned by Company except as expressly by Company in writing permitted or required for the proper performance of his duties on behalf of Company.

     6.   Inventions; Works Made for Hire.

          (a) Any and all ideas, inventions, discoveries, improvements, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets and the like (collectively, "Intellectual Property"), which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Consultant, whether individually or otherwise, during the time that Consultant is engaged by Company, that relate to
(i) the business and/or activities of Company, (ii) Company's anticipated research or development, or (iii) any work performed by Consultant for Company, shall be the sole and exclusive property of Company, and Company shall own any and all right, title and interest to such. Consultant hereby assigns and agrees to assign to Company any and all right, title and interest in and to any such Intellectual Property, and Consultant agrees to execute any and all applications, assignments or other instruments, at Company's expense, which Company deems necessary or appropriate to evidence such assignments and to protect such interests.

          (b) Section 6(a) shall not apply to any invention for which no equipment, supplies, facilities, or Confidential Information of Company is used and which was developed entirely on Consultant's own time, unless (i) the invention relates to the business and/or activities of Company, (ii) the invention relates to Company's actual or demonstrably anticipated research or development, or (iii) the invention results from any work performed by Consultant for Company.

          Consultant acknowledges that as part of his work for Company he may be asked to create, or contribute to the creation of, computer programs, documentation and other copyrightable works. Consultant hereby agrees that any and all computer programs, documentation and other copyrightable materials that he has prepared or worked on for Company, or is asked to prepare or work on by Company, shall be "works made for hire" and that Company shall own all the copyright rights in such works. If and to the extent that such material does not satisfy the legal requirements to constitute a work made for hire, Consultant hereby assigns all of his copyright rights in the work to Company.

     7. Company Property. Consultant acknowledges that any and all notes, records, sketches, computer diskettes, training materials and other documents relating to Company obtained by or provided to Consultant, or otherwise made, produced or compiled during the term of this Agreement regardless of the type of medium in which they are preserved, are the sole and exclusive property of Company and shall be surrendered to Company immediately upon the termination of Consultant's engagement hereunder and on demand at any time by Company.

                                                                       Exhibit B

     8. Company's Right to Injunctive Relief. In the event of a breach or threatened breach of any of Consultant's duties and obligations under the terms and provisions of this Agreement, Company shall be entitled, in addition to any other legal or equitable remedies it may have in connection herewith (including any right to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Consultant hereby expressly acknowledges that the harm which might result to Company's business as a result of any noncompliance by Consultant with any of the provisions of Sections 5 or 6 would be largely irreparable. Consultant specifically agrees that if there is a question as to the enforceability of any of the provisions of Sections 5 or 6 hereof, Consultant will not engage in any conduct inconsistent with or contrary to such sections until after the question has been resolved by a final judgment of a court of competent jurisdiction.

     9. Judicial Enforcement. If any provision of this Agreement is unenforceable under applicable law, that shall not affect the validity or enforceability of the remaining provisions. To the extent that any provision of this Agreement is unenforceable because it is overbroad, that provision shall not be void but rather shall be limited to the extent required by applicable law and enforced as so limited.

     10. Assignment. This Agreement shall be freely assignable by Company to its subsidiaries and shall inure to the benefit of and be binding upon any other entity which shall succeed to the business presently being operated by Company. Neither this Agreement nor any rights hereunder shall be assigned by Consultant because of the personal services nature of this Agreement.

     11. Choice of Forum and Governing Law. In light of Company's substantial contacts with the State of Missouri, the parties' interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and Company's execution of, and the making of, this Agreement in Missouri, the parties agree that: (i) any litigation involving any noncompliance with or breach of the Agreement, or regarding the interpretation, validity and/or enforceability of the Agreement, shall be filed and conducted in the state or federal courts in St. Louis City or County, Missouri; and (ii) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

     12. Integration and Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

     13. Right to Recover Costs. Consultant undertakes and agrees that if Consultant breaches or threatens to breach any provision of this Agreement, Consultant shall be liable for any attorneys' fees and costs incurred by Company in enforcing its rights under this Agreement. Company undertakes and agrees that if company breaches or threatens to breach any provision of this Agreement, Company shall be liable for any attorneys' fees and costs incurred by Consultant in enforcing his rights under this Agreement.

     14. Non Waiver of Rights. The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions

                                                                       Exhibit B

hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     15. Survival. The provisions of Sections 5, 6, 8, 9, 11, 13, 14 and 16 hereof shall survive the termination of this Agreement.

     16. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be delivered (i) personally, (ii) by registered or certified mail, postage prepaid, (iii) by facsimile transmission, with a copy by regular mail, or (iv) by overnight delivery service and addressed as set forth below:





If to Company:                              Ameren Services Company
                                            Attn: Donna K. Martin
                                                 ------------------
                                            One Ameren Plaza
                                            1901 Choteau Avenue
                                            P.O. Box 66149
                                            St. Louis, MO  63166-6149

If to Consultant:                           Garry L. Randolph
                                            2704 Limerick Lane
                                            Columbia, MO  65203

or to such other address as may have been furnished to the other party by written notice.

     IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed the day and year first above written.

                                    AMEREN SERVICES COMPANY



                                    By:    /s/ Donna K. Martin
                                       ------------------------------------
                                    Name:      Donna K. Martin
                                         ----------------------------------
                                    Title: Vice President/Human Resources
                                          ---------------------------------



                                    Garry L. Randolph



                                    /s/ Garry L. Randolph
                                    ---------------------------------------
                                    Signature